                                                            EXHIBIT 99(b)




                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Archetype, Inc.:

We have audited the accompanying balance sheets of Archetype, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related statements of operations and accumulated deficit and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Archetype, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant losses from operations and has negative working capital and a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






                                                      [ARTHUR ANDERSEN LLP LOGO]
Boston, Massachusetts
March 26, 1997

                                 ARCHETYPE, INC.


                  BALANCE SHEETS -- DECEMBER 31, 1996 AND 1995

                         ASSETS                              1996              1995
CURRENT ASSETS:
   Cash                                                      $114,780       $ 79,918
   Accounts receivable, less allowances of $83,000 and
     $84,000 as of 1996 and 1995, respectively                474,166        641,346
   Prepaid expenses and other current assets                   84,681         17,009


                                                             --------       --------

         Total current assets                                 673,627        738,273
                                                             --------       --------

PROPERTY AND EQUIPMENT, AT COST:
   Computer equipment and purchased software                  277,627        192,311
   Furniture and equipment                                    132,101         64,239
                                                             --------       --------
                                                              409,728        256,550

   Less -- Accumulated depreciation                           179,117        115,727
                                                             --------       --------
                                                              230,611        140,823
                                                             --------       --------

OTHER ASSETS                                                   20,931          6,869
                                                             --------       --------

                                                             $925,169       $885,965
                                                             ========       ========

          LIABILITIES AND STOCKHOLDERS' DEFICIT                   1996               1995
CURRENT LIABILITIES:
   Current portion of long-term debt                        $     5,076        $     4,090
   Accounts payable                                             223,203            253,333
   Accrued expenses                                             452,688            384,454
   Deferred revenue                                             448,953            306,665
   Notes payable to stockholders                                792,200            493,000
   Loans payable to stockholders                                107,473            107,473
                                                            -----------        -----------

         Total current liabilities                            2,029,593          1,549,015
                                                            -----------        -----------

LONG-TERM DEBT, LESS CURRENT PORTION                              2,168              6,881
                                                            -----------        -----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' DEFICIT:
   Class B convertible preferred stock, $.0001 par value -
     Authorized -- 320,110 shares
     Issued and outstanding -- 310,110 shares                        31                 31
       (preference in liquidation of $750,466)

   Class C convertible preferred stock, $.0001 par value -
     Authorized, issued and outstanding --
     255,255 shares (preference in liquidation of $849,999)          26                 26
   Common stock, $.0001 par value -
     Authorized -- 2,350,000 shares
     Issued and outstanding -- 774,514 in 1996 and
       772,014 shares in 1995                                        77                 77
   Capital in excess of par value                             1,711,920          1,692,545
   Treasury stock (208,302 shares of common stock, at cost)     (53,028)           (53,028)
   Accumulated deficit                                       (2,765,618)        (2,309,582)
                                                            -----------        -----------
         Total stockholders' deficit                         (1,106,592)          (669,931)
                                                            -----------        -----------
                                                            $   925,169        $   885,965
                                                            ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                                 ARCHETYPE, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                    1996              1995
REVENUES                                       $ 3,041,633        $ 2,772,163

COST OF REVENUES                                   403,740            431,843
                                               -----------        -----------

         Gross profit                            2,637,893          2,340,320
                                               -----------        -----------

OPERATING EXPENSES:
   Research and development                      1,102,810            688,681
   Operating, general and administrative         1,045,811            657,466
   Selling and marketing                           867,245            926,412
                                               -----------        -----------

         Total operating expenses                3,015,866          2,272,559
                                               -----------        -----------

         Operating income (loss)                  (377,973)            67,761

OTHER INCOME                                        14,914                 --

INTEREST EXPENSE                                   (92,977)           (62,395)
                                               -----------        -----------

         Net income (loss)                        (456,036)             5,366

ACCUMULATED DEFICIT, BEGINNING OF YEAR          (2,309,582)        (2,314,948)
                                               -----------        -----------

ACCUMULATED DEFICIT, END OF YEAR               $(2,765,618)       $(2,309,582)
                                               ===========        ===========



   The accompanying notes are an integral part of these financial statements.

                                 ARCHETYPE, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                      1996             1995
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $(456,036)       $   5,366
   Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities -
     Depreciation                                                     78,727           53,005
     Gain on disposal of property and equipment                      (10,614)              --
     Changes in current assets and liabilities -
       Accounts receivable                                           167,180         (311,643)
       Prepaid expenses and other current assets                     (67,672)           8,639
       Accounts payable                                              (30,130)         134,441
       Accrued expenses                                               68,234          (59,708)
       Deferred revenue                                              142,288          302,219
                                                                   ---------        ---------

         Net cash provided by (used in) operating activities        (108,023)         132,319
                                                                   ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                              (186,874)        (104,770)
   Decrease in other assets                                          (14,062)             242
   Proceeds from disposal of property and equipment                   28,973               --
                                                                   ---------        ---------

         Net cash used in investing activities                      (171,963)        (104,528)
                                                                   ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments on note payable                                       (3,727)          (3,550)
   Proceeds from issuance of stock                                    19,375               --
   Proceeds from issuance of stockholder debt                        299,200               --
                                                                   ---------        ---------

         Net cash provided by (used in) financing activities         314,848           (3,550)
                                                                   ---------        ---------

NET INCREASE IN CASH                                                  34,862           24,241

CASH, BEGINNING OF YEAR                                               79,918           55,677
                                                                   ---------        ---------

CASH, END OF YEAR                                                  $ 114,780        $  79,918
                                                                   =========        =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                          $   1,339        $   5,764
                                                                   =========        =========



   The accompanying notes are an integral part of these financial statements.

                                 ARCHETYPE, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996



(1)    OPERATIONS AND MERGER

       Archetype, Inc. (Archetype or the Company) is a developer of publishing automation software for use on a variety of microcomputer hardware platforms. The Company's customers are located primarily in the United States, Europe and Asia.

       The Company is subject to a number of risks associated with emerging technology-oriented companies. Principal among these are the risks associated with the development and marketing of the Company's products, competition (including the development of substitute products) and the need to obtain additional financing to fund future operations. The Company has incurred a significant accumulated deficit to date and is devoting substantially all of its efforts toward marketing its products. Management's plan is to proceed with a merger with Bitstream, Inc., as discussed below. In the event that the Company is unable to execute the merger, there is substantial doubt concerning its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       On March 27, 1997, the Company entered into a Plan and Agreement of Merger (the Merger Agreement) with Bitstream, Inc. (Bitstream), a Delaware corporation primarily engaged in the business of developing and marketing software products and technologies to enhance the creation, transport, viewing and printing of electronic documents. The Merger Agreement provides for the merger (the Merger) of Archetype into Archetype Acquisition Corporation, a newly organized wholly owned subsidiary of Bitstream. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code.

       The Merger Agreement provides that, upon consummation of the Merger, each Archetype stockholder will receive, in exchange for their shares of Archetype capital stock, a certain amount of cash and Class A Common Stock (the Merger Consideration) depending on the class of Archetype capital stock exchanged therefor. It is expected that the Merger Consideration will consist of approximately $1.64 million in cash, in aggregate, and approximately 531,427 shares of Class A Common Stock, in aggregate, subject to certain adjustments. On the closing of the Merger, it is expected that Bitstream will repay up to $800,000, in aggregate, of indebtedness owed by Archetype to certain of its stockholders. Additionally, following the Merger, the Company expects to issue options or warrants (the Options) to purchase up to approximately 650,000 shares of Class A Common Stock, in order to induce the former Archetype employees and other persons receiving such options to become employees of, or perform certain services for, Bitstream and/or to replace certain outstanding options and warrants issued by Archetype. Of these Options, 450,000 will be issued at an exercise price of $.90 per share, and the remaining 200,000 will be issued at an exercise price per share equal to the fair market value of the Class A Common Stock on the date of the consummation of the Merger.

                                 ARCHETYPE, INC.


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(1)    OPERATIONS AND MERGER (Continued)

       Consummation of the Merger is subject to various conditions, and there can be no assurance that the Merger will be consummated on the terms referenced above, if at all.

(2)    SIGNIFICANT ACCOUNTING POLICIES

       The accompanying financial statements reflect the application of certain accounting policies as described below and elsewhere in the accompanying financial statements and notes.

       (a)    Management Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (b)    Revenue Recognition

              License fees from software products marketed by the Company are recognized when the software is shipped to customers. Maintenance revenue is recognized ratably over the period of service. Development revenue is recognized as the related work is performed.

       (c)    Property and Equipment

              Property and equipment are stated at cost. Depreciation is charged to operations using the straight-line and declining-balance methods over the estimated useful lives of the assets, ranging from three to seven years.

       (d)    Software Development Costs

              Costs incurred in the development of computer software to be sold have been expensed as research and development costs in the accompanying statements of operations and accumulated deficit, in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software To Be Sold, Leased or Otherwise Marketed. SFAS No. 86 requires that costs incurred in creating a computer software product be charged to research and development expense until technological feasibility has been established for the product. The costs incurred subsequent to the attainment of technological feasibility are insignificant.

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)


(2)    SIGNIFICANT ACCOUNTING POLICIES (Continued)

       (e)    Income Taxes

              The Company accounts for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes.

              At December 31, 1996, the Company has net operating loss carryforwards available for federal income tax purposes of approximately $2,146,000. The net operating loss carryforwards expire through the year 2011 and are subject to review and possible adjustment by the Internal Revenue Service. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest.

              The components of the net deferred tax amount recognized in the accompanying balance sheets are as follows:

                                                             1995            1996
              Net operating loss carryforwards            $ 715,000     $   864,000
              Nondeductible reserves and accruals           221,000         253,000
              Valuation allowance                          (936,000)     (1,117,000)
                                                          ---------     -----------

                                                          $       -     $         -
                                                          =========     ===========

              Due to the uncertainty relating to the timing of the realization of the benefits of certain of its favorable tax attributes in future returns, the Company has placed valuation allowances against its otherwise recognizable net deferred tax assets.

       (f)    Fair Value of Financial Instruments

              The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, current maturities of debt and accounts payable. The carrying amount of these financial instruments as of December 31, 1996, approximates fair value due to the short-term nature of these instruments.

       (g)    Concentration of Credit Risk

              The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)


(2)    SIGNIFICANT ACCOUNTING POLICIES (Continued)

       (g)    Concentration of Credit Risk (Continued)

              In 1995, one customer accounted for 15% of revenues; in 1996, no one customer accounted for more than 10% of revenues.

(3)    BORROWINGS

       (a)    Loans Payable, Notes Payable to Stockholders

                                                                                               1996            1995
Note payable to officer/stockholder due on demand. The per annum interest rate is 9% with interest due quarterly. The note payable, along with accrued interest, is convertible into shares of common stock at a price per share of
$1.42 at the option of the stockholder                                                $       43,000   $       43,000

Note payable to stockholder due on demand. The per annum interest rate under the note is 12% with interest due quarterly. The note payable, along with accrued interest, is convertible into shares of Class C convertible preferred stock at a
price per share of $3.33 at the option of the stockholder                                    450,000          450,000

Note payable to stockholder due on demand. The per annum interest rate under the note is 12%. The note payable, along with accrued interest, is convertible into shares of common stock at a price per share of $3.45 at the option of
the stockholder                                                                              250,000                -

Convertible debt due on demand.  The debt is convertible to
stock based on a subsequent acquisition, merger or public offering                            49,200                -
                                                                                      --------------   --------------

         Notes payable to stockholders                                                $      792,200   $      493,000
                                                                                      ==============   ==============

Loan payable to stockholder due on demand.  The per annum
interest rate is 9% with interest due quarterly                                       $      102,460   $      102,460

Loan payable to stockholder due on demand.  The per annum
interest rate is 12% with interest due quarterly                                               5,013            5,013
                                                                                      --------------   --------------

         Loans payable to stockholders                                                $      107,473   $      107,473
                                                                                      ==============   ==============

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)

(3)    BORROWINGS (Continued)

       (b)    Long-Term Debt

              Long-term debt consists of a promissory note payable to a leasing company. The note is payable in monthly principal and interest installments of $449, through May 1998, with interest at 14.25%. The promissory note payable is secured by the equipment financed.

(4)    STOCKHOLDERS' DEFICIT

       (a)    Class B Convertible Preferred Stock

              The Class B convertible preferred stock is currently convertible at the option of the holder into 310,110 shares of the Company's common stock, subject to adjustment based on certain conditions. Conversion is automatic upon a public offering of the Company's common stock generating at least $5,000,000 gross proceeds with a per share price to the public of at least $5.00 per share. The Class B convertible preferred stockholders have equal dividend rights with the holders of the common stock and a liquidation preference that is the greater of $2.42 per share plus declared and unpaid dividends or such amount per share as would be payable had such shares been converted into common stock.

       (b)    Class C Convertible Preferred Stock

              The Class C convertible preferred stock is currently convertible at the option of the holder into 255,255 shares of the Company's common stock, subject to adjustment based on certain conditions. Conversion is automatic upon a public offering of the Company's common stock generating at least $10,000,000 gross proceeds with a per share price to the public of at least $9.00 per share. The Class C convertible preferred stockholders have dividend and voting rights equal to that of holders of common stock and have a preference in liquidation to both the Class B convertible preferred stockholders and the common stockholders that is the greater of $3.33 per share plus declared and unpaid dividends or such amount per share as would be payable had such shares been converted into common stock.

       (c)    Stock Option Plans

              The Company has two stock option plans that provide for the issuance of incentive and nonqualified stock options for the purchase of up to 330,000 shares of the Company's common stock. Employees, consultants and directors can be granted options to purchase the Company's common stock at fair value on the date of the grant as determined by the Board of Directors. Shares issuable vest generally over four to five years, at the discretion of the Board of Directors. Options for the purchase of 31,616 shares were available for grant at December 31, 1996.

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)


(4)    STOCKHOLDERS' DEFICIT (Continued)

       (c)    Stock Option Plans (Continued)

              Stock option activity is as follows:

                                                            NUMBER OF                          WEIGHTED AVERAGE
                                                              SHARES         OPTION PRICE           PRICE
              Balance, December 31, 1994                      283,000     $   .97 - $  2.00
                 Granted                                       20,500            1.75
                 Terminated                                   (25,000)       1.50 -    2.00
                                                          -----------     -----------------

              Balance, December 31, 1995                      278,500        .97 -     1.75
                 Granted                                       27,500            2.25
                 Terminated                                    (8,000)           1.75
                 Exercised                                     (2,500)           1.75
                                                          -----------     -----------------

              Balance, December 31, 1996                      295,500     $   .97 - $  2.25         $ 1.75
                                                          ===========     =================         ======

              Exercisable, December 31, 1996                  221,750     $   .97 - $  1.75         $ 1.66
                                                          ===========     =================         ======



              The weighted average remaining life of the options outstanding as of December 31, 1996 is approximately 7.1 years.

              The Company accounts for its stock-based compensation plans under APB Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 establishes a fair-value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure-only alternative for grants to employees, which requires disclosure of the pro forma effects on earnings as if SFAS No. 123 had been adopted, as well as certain other information.

              The Company has computed the pro forma disclosures required under SFAS No. 123 for all 1996 and 1995 stock options granted to employees as of December 31, 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)


(4)    STOCKHOLDERS' DEFICIT (Continued)

       (c)    Stock Option Plans (Continued)

              Assumptions used and the weighted average information are as follows:

                                             DECEMBER 31,       DECEMBER 31,
                                                1996                1995
Risk-free interest rates                        6.48%          6.50% - 7.79%
Expected dividend yield                           -                  -
Expected lives                                 7 years            7 years
Expected volatility                               -                  -

              The total fair value of the options granted to employees during 1996 and 1995 was computed as $22,550, and $14,370, respectively. Of these amounts $7,351 and $3,166 would be charged to operations for 1996 and 1995, respectively. The remaining amount of $26,403 would be amortized over the remaining vesting periods.

              The effect of applying SFAS No. 123 would be as follows:

                                               DECEMBER 31,      DECEMBER 31,
                                                  1996              1995
Pro forma net income (loss)                 $    (463,387)       $    2,200


(5)    COMMITMENTS AND CONTINGENCIES

       (a)    Commitments

              The Company leases office space and equipment under agreements that expire through 2001. The future minimum rental payments under these leases are approximately as follows:

              1997                       $     147,000
              1998                             131,000
              1999                             125,000
              2000                             115,000
              2001                              67,000

                                ARCHETYPE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

                                  (Continued)

(5)    COMMITMENTS AND CONTINGENCIES (Continued)

       (a)    Commitments (Continued)

              Total rent expense associated with these leases and included in the accompanying statements of operations and accumulated deficit was approximately $161,000 and $177,000 for 1996 and 1995, respectively.

       (b)    Contingencies

              The Company was involved in a lawsuit with a company that claimed the Company owed commission payments to it on certain software licenses sold. On March 9, 1995, the Company reached a settlement related to this suit. The terms of the settlement required the Company to make total payments, as defined, in 11 equal installments, as well as the delivery of a specified amount of the Company's product. Included in accrued expenses in the accompanying balance sheets as of December 31, 1996 and 1995 is an accrual of $6,350 related to litigation settlement costs.

(6)    RELATED-PARTY TRANSACTIONS

       In 1991, the Company recorded revenues of approximately $222,000 related to development work performed for a company of which a principal stockholder is also a significant stockholder of Archetype. Subsequent to the completion of this development work, Archetype entered into a technology license agreement with this company pursuant to which Archetype will pay royalties on sales incorporating the licensed technology at varying rates, as defined in the agreement, and had the right to purchase the product rights for an amount equal to $3,600,000 less royalties paid through December 31, 1993.

       On June 2, 1995, the Company restated the software license agreement with the related party. The new agreement stipulates that the Company must make aggregate payments of $1,200,000 to reach the buyout threshold. The Company will have to pay a fixed royalty of 15% of the royalty base, as defined, until the buyout threshold is achieved. Once the buyout threshold has been achieved, the Company will have to pay a fixed royalty of 7.5% of the royalty base for a minimum of 36 months thereafter. The related party also has a loan payable of $102,460 due on demand from the Company, which is included in loans payable to stockholders in the accompanying balance sheets. The Company incurred royalty expense of approximately $277,000 and $294,000 for the years ended December 31, 1996 and 1995, respectively. Included in accrued expenses in the accompanying balance sheets are approximately $79,479 and $105,000 of royalties due to the related party as of December 31, 1996 and 1995, respectively.